SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant | |
Filed by a party other than the Registrant |X|

Check the appropriate box:
|X|  Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       STARTECH ENVIRONMENTAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 JOSEPH F. LONGO
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          (2)  Aggregate number of securities to which transaction applies:
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               pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4)  Proposed maximum aggregate value of transaction:
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           0-11.

      |_|  Fee paid previously with preliminary materials.

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           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1) Amount Previously Paid:
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           (4) Date Filed:

                     Preliminary Copy; Subject to Completion
                               Dated ______, 2003


                         SPECIAL MEETING OF SHAREHOLDERS

                                       OF

                       STARTECH ENVIRONMENTAL CORPORATION

                            WEDNESDAY, JULY 16, 2003

===============================================================================

                                 PROXY STATEMENT

                                       OF

                                 JOSEPH F. LONGO

Introduction

        This proxy statement (the "Proxy Statement") and the enclosed WHITE proxy card are being furnished to you, the shareholders of Startech Environmental Corporation, a Colorado corporation ("Startech" or the "Company"), in connection with the solicitation of proxies by Joseph F. Longo (the "Shareholder") for use at a special meeting of shareholders of Startech (including any adjournments, postponements, reschedulings or continuations of the meeting, the "Special Meeting") called by the Shareholder for Wednesday, July 16, 2003 at 3:00 p.m. (Eastern Daylight Time) at the principal executive offices of the Company, located at 15 Old Danbury Road, Suite 203, Wilton, Connecticut, 06897.

Reasons for the Special Meeting

        STARTECH IS FACING A LIQUIDITY CRISIS AND IS ON THE VERGE OF BEING DELISTED FROM THE NASDAQ SMALLCAP MARKET. AS A DIRECTOR AND THE COMPANY'S LARGEST SHAREHOLDER, IT IS INCUMBENT UPON ME TO SEEK YOUR APPROVAL TO ADOPT THE PROPOSALS SET FORTH BELOW AT THE SPECIAL MEETING IN AN ATTEMPT TO AVOID THE DEMISE OF THE COMPANY AND MAXIMIZE SHAREHOLDER VALUE.

        The Shareholder is soliciting proxies for use at the Special Meeting to change the Company's board of directors (the "Board") by asking the shareholders to adopt the following proposals at the Special Meeting (the "Proposals"):

       (i) to remove all incumbent directors from the Board, other than the Shareholder (the "Removable Directors");

       (ii)   to fix the number of directors at five; and

       (iii) to fill the four vacancies resulting from the removal of the Removable Directors with the persons selected by the Shareholder (collectively, the "New Directors"), which New Directors, in the opinion of the Shareholder, are better suited than the Removable Directors to protect the interests of the shareholders and maximize shareholder value.

        The Shareholder believes that the Company's incumbent senior management are accountable for the Company's liquidity crisis, the receipt of the delisting notice from Nasdaq (which was received in January 2003 but not publicly disclosed until May 1, 2003) and the overall unsatisfactory financial performance of the Company over the past year-and-a-half. The Shareholder further believes that the Removable Directors bear responsibility for allowing the Company's senior management to erode the Company's equity below the minimum shareholders' equity requirement of $2.5 million, as required by Nasdaq, while refusing to accept a proposal to invest a minimum of $2 million from an outside third party investment group (the "Investor") that would have resulted in a substantial increase in the Company's shareholder equity and liquidity on terms that were, in the opinion of the Shareholder, fair and reasonable to the Company and its shareholders, considering the Company's current financially distressed condition. Despite the Shareholder's recommendation to accept the Investor's proposal, the Company's senior management imposed conditions on the Investor that were impossible to meet, including a condition that the Investor agree to have its shares voted in accordance with the recommended vote of the Board at any meeting of the shareholders, and not at the discretion of the Investor.

        Following the filing of the Shareholder's Amendment No. 1 to the
Schedule 13D, the Shareholder met with the Company's senior management in an attempt to avoid a proxy contest. At that meeting, the Company's Chief Executive Officer and President, Joseph S. Klimek, requested that the Shareholder obtain a committment letter from the Investor for consideration by senior management and the incumbent Board. The Investor subsequently delivered a letter of intent, in the form attached as Annex A to this Proxy Statemnet, however, as of the date of the filing of this Proxy Statement, the Investor has not received as response as to whether the Company will accept the investment on the terms proposed.

        The Shareholder has reason to believe, based on the letter of intent, that the Investor will commit to make the equity investment in the Company on the terms set forth in the letter of intent, so long as the Removable Directors are removed and replaced with the New Directors. In addition, the Shareholder believes that such an equity investment would eliminate the deficiency in shareholders' equity as well as eliminate the current liquidity crisis. However, at present, there can be no assurance as to whether, or on what terms, any such investment would be completed. Any such investment would be subject to, among other things, negotiation of definitive documentation and the approval by the Board (excluding any directors associated with the Investor).

        The Shareholder strongly believes that the failure to accept the Investor's equity financing on the terms proposed, the failure to maintain the minimum shareholder equity requirements for continued listing on the Nasdaq SmallCap Market and the unsatisfactory commercial and financial performance of the Company clearly demonstrate that the Company's senior management and the Removable Directors are not properly suited to advance the interests of the shareholders.

        The Shareholder's objective is to compose the Board with individuals who are not unduly influenced by management, as evidenced by what the Shareholder believes has been the inability of the Removable Directors to solve the shareholder equity deficiency and remove the Company from the imminent risk of having to discontinue its operations by not accepting the terms of the equity investment from the Investor that would have provided the Company, which is currently in financial distress, with at least $2 million of capital, which capital is needed to sustain the Company's operations for a significant period of time and attempt to avoid being delisted from the Nasdaq SmallCap Market for failure to meet the minimum shareholders' equity continued listing requirement of $2.5 million.

        The Shareholder believes that the best way to restore confidence in Startech and turn around its fortunes is to replace the Removable Directors with the New Directors, who in the opinion of the Shareholder, have the judgment, experience and objectivity needed to produce maximum value for the Company's shareholders and take actions that are in the best interests of the shareholders, with proper independence from management. The Shareholder believes that the New Directors are committed to addressing what is undisputedly the Company's disappointing operating results and share price performance over the past year-and-a-half. There can, of course, be no assurance that any damage already done to Startech can be repaired.

        If the Proposals set forth herein are adopted at the Special Meeting, the new Board will consist of five members and will satisfy the "independence" requirements under the Nasdaq marketplace rules. Nevertheless, in the event the shareholders are unhappy with the performance of the new Board between the date of the Special Meeting and the next annual meeting of shareholders in 2004 (the "2004 Annual Meeting"), the shareholders will have the right not to elect the Board. By adopting the Proposals at the Special Meeting, all shareholders will get vigorous, dedicated and independent advocates. The Shareholder strongly believes that time is of the essence and that the shareholders cannot afford to wait until the 2004 Annual Meeting to reverse the direction of the Company.

        In the opinion of the Shareholder, the New Directors will be strong advocates for advancing shareholder interests, implementing operating improvements, promoting board independence, corporate governance and management accountability and maximizing shareholder value. Specifically, subject to the exercise of their fiduciary duties, the New Directors will promote a platform in the boardroom that includes:

          o    maximizing shareholder value;

          o    adopting a policy of greater transparency;

          o focusing closely on financial performance, with a thorough assessment of the Company's operations and business model; and

          o evaluating management compensation with operating results and shareholder return.

        The Shareholder believes that Startech is in desperate need of a new management team comprised principally of financially and commercially sophisticated professionals with valuable investment community experience and with executive experience operating publicly traded companies. The slate of New Directors, in the opinion of the Shareholder, is qualified and well-positioned to immediately and effectively begin the process of seeking to turn Startech around. In addition, in the opinion of the Shareholder, the New Directors will provide Startech with business competence and discipline, focus, a commitment to transparent disclosure and credibility, and a commitment to maximize shareholder value.

The Shareholder Platform

         The Shareholder is focused on the goal of maximizing shareholder value in which he will share proportionately with the other shareholders. The Shareholder thinks that it is imperative that the shareholders replace the leadership of the Board in order to achieve this goal by appointing the New Directors who, in the opinion of the Shareholder, possess extraordinary experience, independence and integrity, have the necessary financial and business acumen to meet the challenges facing the Company in the future, will champion initiatives to improve corporate democracy and will oppose any conduct that furthers the personal benefits of management at the expense of the shareholders. The New Directors intend to pursue these goals, subject to the exercise of each director's fiduciary duties.

        New Directors

        The New Directors, and certain information concerning their principal occupations or employment, beneficial ownership of the Common Stock as of the date of this Proxy Statement, and other matters are set forth below. This information has been furnished to the Shareholder by the respective New
Directors:

Name and Age             Age     Primary Occupation and Other Directorships
------------             ---     ------------------------------------------

Peter H. Shipman         67      Mr. Shipman is a private investor, corporate
                                 director and an experienced corporate
                                 executive. Mr. Shipman served as President, Chief Operating Officer and a principal of American Banker - Bond Buyer, Inc. from 1978 to
                                 1983 when the company was acquired by The
                                 Thompson Corporation, a $6 billion publisher and information provider. From 1983 to 1992, Mr. Shipman held senior executive positions with The Thompson Corporation, including
                                 Chairman and Chief Executive Officer of
                                 Thompson Financial Services, an operating division founded by Mr. Shipman. From 1987 to 1998, Mr. Shipman was the principal owner and chairman of a number of small sports businesses, including Winston-Salem Baseball,
                                 New Haven Nighthawks Hockey and Howe Sportsdata
                                 International, which was sold to ESPN. Mr.
                                 Shipman was appointed Chief Operating Officer and Executive Director of the Securities and Exchange Commission by President Ford in 1976 and in 1977 became a partner with the Wall
                                 Street firm of Kuhn Loek. Mr. Shipman presently serves as a director of Kestol Technologies, a developer and distributor of sophisticated fixed-income software for securities dealers, brokers and asset managers, and has been a director of The Gabelli Group, an asset management firm, of Exchange Resources, Inc., a computer security company, and of Kline Nursing
                                 Homes. Mr. Shipman received a B.A. from
                                 Dartmouth College and served as a captain in the U.S. Marine Corps.

Henry G. Ciocca          56      Mr. Ciocca is a private investor and corporate
                                 lawyer who has held senior executive positions in major international corporations for over the past twenty-five years. In 1993, Mr. Ciocca was appointed President and Chief Executive
                                 Officer of Markborough Development to lead the turnaround of a $400 million real estate company which was acquired by The Thomson
                                 Corporation. Based upon the successful
                                 performance of Markborough under his
                                 leadership, in 1995 Mr. Ciocca was appointed
                                 President, Chief Executive Officer and a director of Markborough Properties, Inc., a publicly traded real estate developer based in Toronto with assets in excess of $1 billion and a sister company of The Thomson Corporation.
                                 During Mr. Ciocca's tenure, Markborough
                                 Properties reduced debt and overhead, focused on the company's core strengths and restored credibility with customers, lenders and investors. In 1997, Markborough Properties was acquired by Cambridge Shopping Centres. From
                                 1987 to 1993, and from 1997 to 1999, Mr. Ciocca held senior executive positions (including
                                 Executive Vice President and General Counsel) with The Thomson Corporation, a $6 billion global publisher and information provider. Mr.
                                 Ciocca also has held senior executive positions with The Nestle Company, Tetley, Inc.,
                                 Distillers Somerset, Inc. and Sbarro, Inc. He lives in Fairfield, Connecticut and is admitted to practice law in New York, Connecticut and Florida. Mr. Ciocca received a B.A. from
                                 Canisius College and a J.D. from Notre Dame Law
                                 School.

Name and Age             Age     Primary Occupation and Other Directorships
------------             ---     ------------------------------------------

Kenneth J. Slepicka      47      Mr. Slepicka is the Senior Portfolio Manager of
                                 Northshore Asset Management, LLC and has held a variety of positions in the securities industry for the past twenty years. From 1998 to 2002, he was a Managing Director of River Capital
                                 Advisors, where he was responsible for the analysis of Collateralized Debt Obligation
                                 (CDO) structures, as well as performing credit analysis for investment grade corporate credits. From 1985 to 1998, Mr. Slepicka held positions of President of SBC Futures Inc.,
                                 (currently UBS Futures Inc.) and was
                                 responsible for Exchange Traded Derivatives, was also an Executive Director of SBC/O'Connor, responsible for trading and risk management of the Fixed Income Derivative group, and was a Market Maker for equity options. Mr. Slepicka has also performed risk management consulting for institutional clients and has served on numerous committees at the Chicago Board of Trade, the Chicago Mercantile Exchange and the
                                 Chicago Board of Options. Mr. Slepicka served as Governor of the Board of Trade Clearing
                                 Corporation and currently is a Director for Hyperfeed Technologies. Mr. Slepicka received his MBA in finance from the J.L. Kellogg School of Management at Northwestern University.

Douglas R. Ballew        39      Mr. Ballew is the Chief Financial Officer of
                                 Northshore Asset Management, LLC, an investment management group located in Chicago, Illinois with assets under management of over $200 million. He is responsible for all aspects of the accounting and financial activities of the organization. Prior to joining Northshore, he was Director of Finance for McCord Group, Inc.
                                 from 1998 to 2002 with revenue of $850 million.
                                 From 1990 to 1997, Mr. Ballew held a variety of positions with AMSTED Industries with revenue of $1.2 billion. Mr. Ballew has a broad range of experience in the manufacturing, finance and service industries. Mr. Ballew is a graduate of Valparaiso University with a B.S. in Accounting. He is a Certified Public Accountant in the state of Illinois and Nebraska. He is also a member of the American Institute of Certified Public Accountants and the Illinois
                                 CPA Society.

        Each of the New Directors is a citizen of the United States.

        Except as set forth in this Proxy Statement, to the best knowledge of the Shareholder, none of New Directors, any of the persons participating in this Proxy Solicitation on behalf of the Shareholder, the New Directors and, with respect to items (i), (vii) and (viii) of this paragraph, any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934) of the foregoing persons (i) owns beneficially, directly or indirectly, any securities of the Company, (ii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (iii) owns any securities of the Company of record but not beneficially, (iv) has purchased or sold any securities of the Company within the past two years, (v) has incurred indebtedness for the purpose of acquiring or holding securities of the Company,
(vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of the Company, (vii) since the beginning of the Company's last fiscal year has been indebted to the Company or any of its subsidiaries in excess of $60,000 or (viii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth in this Proxy Statement, to the best knowledge of the Shareholder, none of the New Directors, any of the persons participating in this Proxy Solicitation on behalf of the Shareholder, the New Directors and any associates of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $60,000, since the beginning of the Company's last fiscal year.

        Except as set forth in this Proxy Statement, to the best knowledge of the Shareholder, none of New Directors, since the beginning of the Company's last fiscal year, has been affiliated with (i) any entity that made or received, or during the Company's current fiscal year proposes to make or receive, payments to or from the Company or its subsidiaries for property or services in excess of five percent of either the Company's or such entity's consolidated gross revenues for its last full fiscal year, or (ii) any entity to which the Company or its subsidiaries were indebted at the end of the Company's last full fiscal year in an aggregate amount exceeding five percent of the Company's total consolidated assets at the end of such year. None of the New Directors are or during the Company's last fiscal year has been affiliated with any law or investment banking firm that has performed or proposes to perform services for the Company.

        To the best knowledge of the Shareholder, the New Directors do not hold any position or office with the Company or have any family relationship with any executive officer or director of the Company or have been involved in any proceedings, legal or otherwise, of the type required to be disclosed by the rules governing this solicitation.

        Douglas R. Ballew and Kenneth J. Slepicka are both principals of and are associated with the Investor.

        Each of the New Directors has consented to being named herein to fill the vacancies on the Board (if Proposal One is adopted at the Special Meeting) and has agreed to stand for election as a director at the 2004 Annual Meeting.

        Although the Shareholder has no reason to believe that any of the New Directors will be unable to serve as a director, if any New Director is not available to serve, the Shareholder expects that the remaining New Directors, upon taking office, will fill the vacancy with an individual willing to consider and implement the Shareholder's proposals to maximize shareholder value.

        Plans of the Shareholder and the New Directors

        The Shareholder expects that if the Removable Directors are removed from the Board and the New Directors fill the vacancies remaining as a result thereof, the New Directors will immediately begin the process of seeking to repair the damage done to the Company. Since the damage is extensive, this will not be an easy task and no one should expect an overnight turnaround. The Shareholder believes, however, that by harnessing the experience and expertise of the New Directors, and by re-energizing employees, it should be possible to set a major turnaround in motion.

        The New Directors have reviewed Startech's public disclosures about its business operations and financial condition with a view to developing a turnaround strategy for the Company, if appointed at the Special Meeting. Once appointed as directors, the New Directors will have a fiduciary obligation to act in an appropriately deliberate, fully-informed basis that they believe to be in the best interests of Startech and its shareholders. Subject to these considerations, the Shareholder expects that, once elected as directors of Startech, the New Directors will take the following actions:

        Management. At the management level, the New Directors will take action, including the following, in an attempt to repair the damage done to Startech:

          o Appoint Henry G. Ciocca as the Chief Executive Officer and President within a reasonable time following the Special Meeting;

          o Retain members of management who, in the opinion of the New Directors, are qualified and committed to rebuilding Startech;

          o    Build a cohesive team of employees to maximize shareholder value;

          o Immediately implement plans to enhance Startech's financial and business disclosure; and

          o Aggressively review all existing management compensation arrangements.

        Business. At the business level, the New Directors will take action, including the following, in an attempt to repair the damage done to Startech:

          o Make profitability and shareholder value the top priority of the Company;

          o Secure equity financing necessary to solve the Company's liquidity crisis and the potential delisting from the Nasdaq SmallCap Market and secure an investment banking relationship to meet future financial requirements and growth;

          o Immediately launch an aggressive and focused sales and marketing program;

          o    Aggressively reduce administrative and operating costs; and

          o Set reasonable, but aggressive sales, operating and financial targets for the business and hold management accountable.

        Corporate Governance. At the corporate governance level, the Shareholder expects that the New Directors, if appointed, will adopt and follow corporate governance policies that meet or exceed all of the requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission and the Nasdaq listing guidelines (including the recently proposed amendments to those guidelines).

        Transition. The Shareholder believes the management transition that will occur if the New Directors are appointed will be a smooth one because the New Directors will be able to leverage the experience and expertise of the Shareholder with respect to his knowledge of the operations of the Company and its industry.

The Flawed Investment Process and its Implications

        The Shareholder understands that beginning in or around September 2002, the Chief Financial Officer of the Company was approached by the Investor with a significant investment in the equity securities of the Company. In November 2002, after not having received a return call from the Chief Financial Officer, the Investor wrote to the Shareholder and the other members of the Board about the proposed investment. Soon thereafter, the Shareholder understands that the parties agreed to work diligently to work towards finalizing the terms of an investment.

        In February 2003, the Investor informed senior management and the Board that, as a precondition to its investment, it would require a reconfiguration of the Board for the following reasons: (1) in the opinion of the Investor, the substance and character of the Board required adjustment to display to the financial community a greater degree of investment experience, success and sophistication; and (2) the Investor desired to obtain representation on the Board that had some measure of significance. In addition, the Investor provided the names and biographical information of the two individuals it desired to have serve on the Board (the "Investor Designees"). Thereafter, the Shareholder informed Messr. Klimek and Kevin M. Black, the Senior Vice President, General Counsel, Secretary and a Director of the Company (together, the "Senior Executive Directors") and the other members of the Board that he supported a reconfiguration; nevertheless, at a meeting of the Board, the Removable Directors chose not to accept the terms of the reconfiguration which decision, in the opinion of the Shareholder, was based solely on the instructions of Messr. Black. The foregoing notwithstanding, the Board elected at the meeting to reconfigure the Board at the Annual Meeting in March 2003 in a way that would almost certainly require further changes if the Company accepted the proposed terms of the reconfiguration of the Board by the Investor in the future. However, it is the understanding of the Shareholder that the Investor was led to believe by the Senior Executive Directors that the Company was flexible and willing to work with the Investor to work towards a solution to the Investor's terms with regard to reconfiguring the Board regardless of the changes to be made to the Board at the Annual Meeting.

        During March 2003, senior management informed the Investor that the Investor Designees would not, in their opinion, qualify as "independent" under the Nasdaq marketplace rules and therefore, the Company could not accept the Board reconfiguration. However, the Company later agreed with the Investor that the Investor Designees would be considered "independent" but decided not to accept the terms of the investment anyway.

        In April 2003, the Investor communicated to senior management and the Board the exact nature of its proposed Board reconfiguration. In addition, the Investor, through its own research, rebutted the assumption made by the Company that the Investor Designees would not be "independent" under the Nasdaq marketplace rules. It is the understanding of the Shareholder that in response to the proposed Board reconfiguration by the Investor, senior management informed the Investor that based on conversations with the Company's listing agent at Nasdaq, Nasdaq would not permit the investment on the Investor's proposed terms. Soon thereafter, Messr. Klimek asked the Investor to execute a term sheet prepared by Startech that (i) did not include the proposed Board reconfiguration and (ii) asked the Investor to acquiesce that as long as the shares issued to the Investor were held by a source controlled by the Investor, the Investor would agree to vote its shares in accordance with the recommended vote of the Board for any proposal to be voted upon at a meeting of the shareholders, rather than at the discretion of the Investor, thus effectively asking the Investor to give up its right to vote the shares purchased in its own discretion at meetings of the shareholders. Thereafter, the Investor informed the Company of the unacceptability of the term sheet and reminded the Company that it would be a waste of time and money to execute a term sheet given that a definitive purchase agreement was already being negotiated and finalized.

        On May 29, 2003, the Shareholder filed an amendment to his Schedule 13D with the Securities and Exchange Commission to disclose his intention to call the Special Meeting and file this Proxy Statement. On May 30, 2003, Messr. Klimek requested a meeting with the Shareholder to discuss the matters set forth in the Schedule 13D in more detail. On June 2, 2003, the Shareholder met with the Senior Executive Directors, as requested by Messr. Klimek, in an attempt to resolve the need for a proxy contest and to better understand the intention of the Shareholder. On June 5, 2003, the Company appeared before the Nasdaq Appeals Panel in an attempt to avoid being delisted from the Nasdaq SmallCap Market. Shortly thereafter, the Investor provided the Company with a letter of intent, in the form attached as Annex A, indicating the terms on which it would agree to move forward with its equity investment. On June 10, 2003, the Shareholder provided Messr. Klimek with a letter indicating that, in the opinion of the Shareholder, the paramount priority of the Company was to obtain the financing necessary to continue the Company's operations.

        As of the date of this Proxy Statement, the Company has neither accepted nor rejected the terms proposed by the Investor in the letter of intent.

        Based on the foregoing, without the investment from the Investor, in the opinion of the Shareholder, the Company will:

        1. have to operate with limited cash flows for the foreseeable future and will soon face a liquidity crisis; and

        2. continue to suffer a decrease in shareholders equity, which will result in the Company being delisted from the Nasdaq SmallCap Market.

        The Shareholder has reason to believe, based on the letter of intent, that the Investor will commit to make the equity investment in the Company on the terms set forth in the letter of intent, so long as the Removable Directors are removed and replaced with the New Directors. In addition, the Shareholder believes that such an equity investment would eliminate the deficiency in shareholders' equity as well as eliminate the current liquidity crisis. However, at present, there can be no assurance as to whether, or on what terms, any such investment would be completed. Any such investment would be subject to, among other things, negotiation of definitive documentation and the approval by the Board (excluding any directors associated with the Investor).

        For the reasons set forth above, in the opinion of the Shareholder, the Removable Directors are accountable for not obtaining a significant equity investment from the Investor, or any other investor, and accordingly, are responsible for any further demise in the financial condition, operations and results of the Company that may result therefrom.

        In the opinion of the Shareholder, the combination self-interest and lack of transparency, coupled with the lack of confidence those traits have caused in the financial community, as evidenced by the decrease in the price of the Common Stock, may not be repaired in the immediate future by the incumbent Board so long as the Removable Directors are a part thereof. These problems are, in the opinion of the Shareholder, too deep-rooted and undermine the trust that we, as the Company's shareholders, are entitled to place in the Board. Accordingly, the Shareholder believes that immediate change is necessary.

        Recent Financial Performance

        In fiscal 2002, the Company suffered its largest operating loss in the history of the Company's operations. In the opinion of the Shareholder, based on the manner in which senior management is presently operating the Company, the Company will suffer from an operating loss of similar proportions in fiscal 2003. The Shareholder attributes the loss to the lack of sales and excessive operating costs.

The Special Meeting

        As permitted under the Colorado Business Corporation Act (the "Act") and the Company's Bylaws (the "Bylaws"), the Shareholder has called the Special Meeting for Wednesday, July 16, 2003 at 3:00 p.m. (Eastern Daylight Time) at the principal executive offices of the Company, located at 15 Old Danbury Road, Suite 203, Wilton, Connecticut, 06897. In accordance with the Act and the Bylaws, the Shareholder has provided the Company with a written demand that the Company immediately send notice of the Special Meeting to the shareholders of record and entitled to vote at the Special Meeting. As of June 11, 2003, the Company has refused to send notice of the Special Meeting to the shareholders.

        YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN. THE SHAREHOLDER URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD PROMPTLY IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW.

        PLEASE DO NOT SIGN ANY PROXY CARD YOU MAY RECEIVE FROM STARTECH OR THE REMOVABLE DIRECTORS.

        You are urged to mark, sign and date the enclosed WHITE proxy card and return it in the enclosed envelope whether or not you plan to attend the Special Meeting. If you need assistance voting your shares of common stock, please call the Shareholder's information agent, _____________________ at (___) ___-____ or, if you are a bank or broker, please call collect at (___) ___-____. Please sign, date and mail the enclosed WHITE proxy card. Only your last dated and signed proxy card will count.

        This Proxy Statement, together with the accompanying WHITE proxy card, will first be furnished to the Company's shareholders on or about without a proxy card, 2003; however, the Shareholder may distribute this Proxy Statement without a proxy card to the shareholders on or about June 12, 2003.

The Proposals

        The Shareholder is soliciting proxies from the holders of shares of Common Stock to remove each of the Removable Directors, to fix the number of directors at five and to appoint the New Directors to fill four vacancies on the Board.

        The Shareholder recommends that you vote FOR each Proposal by checking the appropriate boxes and signing, dating and returning the enclosed WHITE proxy card.

                                  PROPOSAL ONE

                         REMOVAL OF REMOVABLE DIRECTORS

        Proposal One provides for the removal of each of the Removable Directors from the Board. Accordingly, if Proposal One is adopted by the shareholders at the Special Meeting, each of the following persons will be removed from the Board of Directors:

          o    Joseph S. Klimek;
          o    Kevin M. Black;
          o    Thomas E. Atkins;
          o    John E. Joyner;
          o    Brendan J. Kennedy;
          o    Richard M. Messina; and
          o any of their successors, and any other director appointed prior to the Special Meeting.

        If shareholders adopt this proposal at the Special Meeting and the directors set forth above are removed, six vacancies will be created on the Board of Directors. However, as set forth in Proposal Two, the Shareholder is proposing that if Proposal One is adopted by the shareholders at the Special Meeting, the number of directors will be fixed at five, resulting in only four vacancies to be filled on the Board.

        Pursuant to Article IV, Section 4.12 of the Bylaws, "any director or directors of the corporation may be removed at any time, with our without cause, in the manner provided by the laws of the state of the corporation's incorporation." The Company is incorporated under the laws of the State of Colorado. Pursuant to applicable provisions in ss.7-108-108 of the Colorado law, directors may be removed by the Company's shareholders as follows:

          o the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause (see ss.7-108-108(1));

          o a director may be removed only if the number of votes cast in favor of removal exceeds the number of votes case against removal; except that, if cumulative voting is in effect, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against such removal (see ss.7-108-108(3)); and

          o a director may be removed by the shareholders only at a meeting called for the purpose of removing him or her, and the meeting notice shall state that the purposes, or one of the purposes, of the meeting is removal of the director (see ss.7-108-108(4)).

        As indicated in ss.7-108-108(1) of the Colorado law, the articles of incorporation of the Company do not provide that directors may be removed only for cause. In addition, the articles of incorporation and Bylaws do not allow cumulative voting, as contemplated by ss.7-108-108(3) of the Colorado law.

        Thus, pursuant to ss.7-108-108(3), the removal of directors requires that the number of votes cast in favor of removal of a director exceeds the number of votes case against removal of such director.

        For the reasons set forth herein, the Shareholder recommends a vote "FOR" this Proposal One.

                                  PROPOSAL TWO

                     FIXING THE NUMBER OF DIRECTORS AT FIVE

        If Proposal One is adopted and approved by the shareholders at the Special Meeting, the Shareholder is asking that the shareholders fix the number of directors that may serve on the Board at five. If the shareholders approve this Proposal, the number of vacancies on the Board, following the removal of the Removable Directors, will be four.

        Pursuant to ss.7-108-103(2) of the Colorado laws, the Bylaws can establish a range for the size of the Board by fixing a minimum and maximum number of directors. At present, Section 4.1 of the Bylaws provides that the Board consist of not less than 3 nor more than 7 directors. In addition, that same section provides that if a range is established, the number of directors may be fixed or changed from time to time within the range by the shareholders or the board of directors. Accordingly, the Shareholder is asking that the shareholders fix the number of directors at five.

        For the reasons set forth herein, the Shareholder recommends a vote "FOR" this Proposal Two.

                                 PROPOSAL THREE

         APPOINTMENT OF NEW DIRECTORS TO FILL THE VACANCIES ON THE BOARD

        If Proposal One is adopted at the Special Meeting, but regardless of whether Proposal Two is adopted at the Special Meeting, the Shareholder is asking the shareholders fill four of the vacancies at the Special Meeting with the New Directors. Accordingly, if this Proposal Three is adopted by the shareholders at the Special Meeting, the following persons will constitute the entire Board:

          o    Peter H. Shipman;
          o    Henry G. Ciocca;
          o    Douglas R. Ballew;
          o    Kenneth J. Slepicka; and
          o    Joseph F. Longo.

        If the directors set forth in Proposal One are removed at the Special Meeting, six vacancies will be created on the Board; provided, however, that if Proposal Two is adopted by the shareholders, only four vacancies will be created on the Board. Unless otherwise specified in the articles of incorporation of the Company, pursuant to ss.7-108-110(1) of the Colorado law, vacancies on the Board may be filled by:

          o    the shareholders;

          o    the board of directors; or

          o if the directors in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

        There is no provision in the Company's articles of incorporation governing the manner in which vacancies on the board of directors or filled. The foregoing notwithstanding, Article IV, Section 4.4 of the By-Laws of the Company currently provides that any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum of the Board of Directors. Accordingly, in the event the directors set forth in Proposal One are removed at the Special Meeting, Joseph
F. Longo, the sole remaining member on the Board, will be permitted under Colorado law and the Bylaws to fill any vacancies on the Board.

        The foregoing notwithstanding, the Shareholder has no intention of taking control of the Company on his own nor does the Shareholder intend to seek any managerial role as an executive officer of the Company. Therefore, the Shareholder believes that the shareholders of the Company have the right to approve the appointment of the New Directors to fill the vacancies on the Board if Proposal One is approved at the Special Meeting.

        For the reasons set forth herein, the Shareholder recommends a vote "FOR" this Proposal Three.

Information About the Shareholder

        The Shareholder is presently a director of the Company as well as its largest shareholder. As of the date of this Proxy Statement, the Shareholder is the beneficial owner of an aggregate of 2,041,878 shares of Common Stock, which represents approximately 18.03% of the issued and outstanding shares of Common Stock (based on 11,323,202 shares of outstanding as of February 7, 2003, based on information publicly disclosed by the Company in its definitive proxy statement on Schedule 14A (the "Annual Meeting Proxy Statement"), filed with the Securities and Exchange Commission (the "SEC") on February 14, 2003).

        The Shareholder is a founder of Startech Corporation, a predecessor of the Company, which was founded in 1994. The Shareholder has been a director of the Company since 1995. From November 1995 until his retirement on January 11, 2002, the Shareholder was the Chief Executive Officer and President of Startech. Prior to Startech, the Shareholder was a founder and Chief Operating Officer of the International Dynetics Corp., a waste industry capital equipment manufacturing company with multinational customers from 1969 to 1990. Prior thereto, the Shareholder was Manager of New Product and Business Development for AMF from 1959 to 1969. The Shareholder has been awarded many United States and foreign patents on waste-industry, capital equipment inventions all of which have been successfully commercialized and many of which are in operation today. In addition, the Shareholder is a mechanical engineer and operating business executive, with more than 30 years of waste industry management experience.

        The Shareholder has no present intention of assuming any role as an executive officer of the Company in the event the proposals set forth herein are adopted by the shareholders at the Special Meeting.

Forward Looking Statements

        Some of the statements contained in this Proxy Statement may constitute "forward-looking statements," which for this purpose includes all statements that are not of historical facts. The actual future financial performance of Startech could differ materially from those anticipated by these forward-looking statements. Particularly given the condition to which Startech has been reduced under the current Board and management, there can be no assurance that the Shareholder or the New Directors will succeed in their efforts to turn Startech around.

        The Shareholder may quote or refer to independent industry research reports, financial analyst reports and newspaper articles in this Proxy Statement. To the extent such a quote is included in this Proxy Statement, the Shareholder has not sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material.

                                    AUDITORS

        According to information contained in the Annual Meeting Proxy Statement, at the Annual Meeting, the Board and the Company's shareholders appointed Kostin, Ruffkess & Company, LLC as independent accountants to examine the financial statements of the Company for the fiscal year ending October 31, 2003. Kostin, Ruffkess & Company, LLC has served as the independent accountant for the Company since 1996.

                                  OTHER MATTERS

Proxy Solicitation

        This proxy solicitation is being made by the Shareholder and not on behalf of the Board or management of the Company.

Mailing Date

        This proxy statement and form of proxy card is first being sent or given to the shareholders on or about __________, 2003.

Record Date

        Pursuant to ss.7-107-107(1) of the Colorado law, the Bylaws may fix or provide the manner of fixing a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of and to vote at the Special Meeting. Section 2.7 of the Bylaws sets forth the manner of fixing a record date. Pursuant thereto, the record date may be set in one of three ways: (1) by order of the Board to close the stock transfer books of the Company, (2) in lieu of closing the stock transfer books, the Board may fix a date that is not less than ten and not more than fifty days before the date of the Special Meeting as the record date or (3) if the Board does not set the record date in accordance with (1) or (2) above, the record date shall be the date on which notice of the Special Meeting is mailed to the shareholders.

        On May 29, 2003, the Shareholder provided the Company with a letter demanding that the Company immediately send notice of the Special Meeting to the shareholders of record and entitled to vote, in accordance with applicable laws. Accordingly, the shareholders of record on ________, 2003 (the "Record Date"), the date set as the record date pursuant to Section 2.7 of the Bylaws, shall be entitled to notice of and to vote at the Special Meeting.

Proxy Solicitation Costs

        All expenses in connection with solicitation of proxies will be borne by the Shareholder. The Shareholder will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Shareholder expects to solicit proxies by mail, but other employees of the Shareholder may also solicit in person, by telephone, by telegraph or by mail.

        The Shareholder has retained ________________________ (the "Solicitation Agent") to solicit proxies on the Shareholder's behalf in connection with the Special Meeting. The Solicitation Agent will receive a fee of approximately $___________, together with reimbursement of its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. The estimated fee for the Solicitation Agent is $________ to $_________, depending on the complexities of the solicitation.

        The Solicitation Agent will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. The Shareholder has requested banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. We will reimburse these record holders for their reasonable out-of- pocket expenses in so doing. It is anticipated that the Solicitation Agent will employ approximately __ persons to solicit the Company's shareholders for the Special Meeting. For any questions you may have on proxy voting, please call the Solicitation Agent at (___)___-____.

        In the event that shareholders approve the Proposals set forth above at the Special Meeting, the Shareholder intends to seek reimbursement from the Company for its costs, including legal fees and related expenses.

Voting Procedures

        The shares represented by the accompanying proxy will be voted as directed with respect to each of the proposals set forth in the proxy statement, OR, if no direction is indicated, your shares will be voted as follows:

          o FOR the removal from the Board all persons other than the Shareholder (if adopted, this proposal would result in the removal from the Board of Directors of Joseph S. Klimek, Kevin M. Black, Thomas E. Atkins, John E. Joyner, Brendan J. Kennedy and Richard M. Messina, or any of their successors, and any other director appointed prior to the Special Meeting) (see Proposal
               One); and

          o FOR the fixing of the number of directors at five, if Proposal One is adopted (see Proposal Two); and

          o    FOR the appointment of Peter H. Shipman, Henry G. Ciocca, Douglas
               R. Ballew and Kenneth J. Slepicka to fill the vacancies created as a result of the removal of directors, if Proposal One is adopted and regardless of whether Proposal Two is adopted. (see Proposal Three);

Revoking Your Proxy

        You may revoke your proxy at any time before it is voted at the Special Meeting. In order to revoke your proxy, you may either:

          o    sign and timely return another proxy card bearing a later date;

          o provide written notice of the revocation to the Secretary of the Company; or

          o    attend the Special Meeting and vote in person;

except, in each case, as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

Quorum

        As set forth in Article IV, Section 4 of the articles of incorporation, a majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the Special Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matters submitted to the shareholders. Therefore, abstentions are effectively a vote against the proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Votes Required for Each Proposal

        Assuming a quorum is present, the vote required and method of calculation for the proposals to be considered at the Special Meeting are as follows:

          o Proposal One. The removal of the Removable Directors from the Board requires that the number of votes cast in favor of removal exceeds the number of votes case against removal.

          o Proposal Two. The fixing of the number of directors at five requires the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on Proposal Two, a quorum being present.

          o Proposal Three. The appointment of the New Directors to fill the vacancies on the Board of Directors, if Proposal One is adopted, requires a plurality of the votes cast in favor of each New Director.

        You may vote "FOR," "AGAINST," or "ABSTAIN" from voting on the matters set forth under Proposals One, Two and Three.

Inspector of Elections

        The Shareholder will appoint an inspector to act at the Special Meeting who shall ascertain the number of shares outstanding and the voting powers of each, determine the shares represented at the Special Meeting and the validity of the proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by such inspector and certify a determination of the number of shares represented at the Special Meeting and the count of all votes and ballots.

Voting of Shares by the Shareholder

        The Shareholder, a director of the Company, directly and beneficially has the power to vote approximately 15.38% of the total voting power of the Common Stock and intends to vote "FOR" each Proposal at the Special Meeting.

Recommendation of Vote

        Your vote at the Special Meeting is very important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly.

Proxies of Startech or the Removable Directors

        Please do not return any proxy card sent to you by STARTECH AND/OR THE REMOVABLE DIRECTORS (other than the Shareholder).

        Even if you vote on any proxy card that is submitted to you by Startech hereafter, you can easily change your vote and revoke that proxy by signing, dating and returning the enclosed WHITE proxy card. Only your latest dated proxy will count at the Special Meeting.

Available Information

        If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares, please contact the Shareholder at (203) 762-3945 or contact or the Solicitation Agent at (___) ___-____.

Shareholder Proposals for the 2004 Annual Meeting

        The Company's proxy statement with respect to the 2003 annual meeting indicates that the 2004 annual meeting is expected to be held on or about March 5, 2004 and that if any shareholder wishes to submit a proposal for inclusion in the proxy statement for the Company's 2004 annual meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the Company's principal executive office by October 17, 2003.

Information Regarding the Company

        The information concerning the Company contained in this Proxy Statement has been taken from or is based upon documents and records on file with the SEC and other publicly available information. The Shareholder has no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement in reliance upon publicly available information are inaccurate or incomplete.

              THIS PROXY IS SOLICITED ON BEHALF OF JOSEPH F. LONGO

        The undersigned shareholder of Startech Environmental Corporation, a Colorado corporation (the "Company"), hereby appoints Joseph F. Longo and Henry
G. Ciocca or if only one is present, then that individual, with full power of substitution, to vote all shares of common stock, no par value of the Company which the undersigned is entitled to vote at the special meeting of shareholders to be held at 15 Old Danbury Road, Suite 203, Wilton, Connecticut, 06897 on Wednesday, July 16, 2003 at 3:00 p.m. (Eastern Daylight Time), and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

(1) Proposal to removal each of the following persons from the Board of Directors of the Company:

       Joseph S. Klimek        John E. Joyner
       Kevin M. Black          Brendan J. Kennedy
       Thomas E. Atkins        Richard M. Messina

        FOR          [ ]   (except as marked to the contrary)

        WITHHELD     [ ]   (a shareholder may withhold authority to vote for any
                           nominees by lining through or otherwise striking out the name of such nominees)

(2) Proposal to fix the number of directors at five:

        FOR:   [ ]             AGAINST:   [ ]        ABSTAIN:    [ ]

(3) Proposal to fill four of the vacancies on the Board of Directors with each of the following persons:

       Peter H. Shipman
       Henry G. Ciocca
       Douglas R. Ballew
       Kenneth J. Slepicka

       FOR            [ ]  (except as marked to the contrary)

       WITHHELD       [ ]  (a shareholder may withhold authority to vote for any nominees by lining through or otherwise striking out the name of such nominees)

If you plan to attend the special meeting, please check this box:

The SHAREHOLDER recommends a vote "FOR" each of the foregoing proposals. If any other business is properly presented at the Special Meeting, this Proxy shall be voted in accordance with the judgment of the proxy holder. This Proxy is solicited on behalf of the shareholder and may be revoked prior to its use.

                       (Continued and to be dated and signed on the other side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS ONE, TWO AND THREE.

FOR THIS PROXY TO BE VALID, PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                   Dated:____________, 2003



                                                   ----------------------------
                                                   (Signature of Stockholder)


                                                   ----------------------------
                                                    (PRINT NAME)


                                                   Your signature should appear
                                                   the same as your name appears
                                                   herein. If signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please indicate the
                                                   capacity in which signing.
                                                   When signing as joint
                                                   tenants, all parties to the
                                                   joint tenancy must sign. When
                                                   the proxy is given by a
                                                   corporation, it should be
                                                   signed by an authorized
                                                   officer.

                                                                         ANNEX A


                             [NORTHSHORE LETTERHEAD]


June 6, 2003

Startech Environmental Corporation
15 Old Danbury Road, Suite 203
Wilton, CT 06897-2525
Attention: Joseph S. Klimek

        Re:    Investment in Startech Environmental Corporation
               ------------------------------------------------

Gentlemen:

We have been informed by Mr. Longo that discussions have taken place over the past several days in an attempt to come to an agreement, without the need for a proxy contest, between Mr. Longo and Startech. It is our understanding that although conditional proposals were examined by each side, during those discussions, no definitive commitments were made. After considering the status of the ongoing discussions and the requests of Messrs. Klimek and Black for a formal written proposal that will be presented to the Board of Directors of Startech, we are providing this letter, which has been reviewed and approved by each member of the proposed board listed in Mr. Longo's Schedule 13D/A filing.

This letter summarizes Northshore's intention to proceed with a proposed equity investment in Startech. We strongly believe that the terms upon which we would be willing to make an investment, as set forth below, will give Startech the best opportunity to unlock its potential value to the benefit of Startech and its current shareholders.

1. The Investment. Northshore would commit to make an equity investment of at least $2 million and up to $3 million in Startech. The specific terms and conditions of such an equity investment would be subject to the execution of a definitive purchase agreement, in substantially the form previously agreed to between Startech and Northshore, which definitive purchase agreement would include, without limitation, the conditions set forth herein.

2. Board Representation. As previously discussed, Northshore would require that the Board of Directors of Startech be reduced to five members, which Board would consist of the following five individuals: Joseph F. Longo, Peter H. Shipman, Henry G. Ciocca, Douglas R. Ballew and Kenneth
        J. Slepicka.

3. Repricing of Options. Because it will be to the detriment to the shareholders of Startech, Northshore will not agree to management's request of Klimek, Black and DeRochie to have the price of their stock options reduced.

4. Management Severance. Northshore would agree to severance payments to Messrs. Klimek, Black and DeRochie, the senior executive offices that are currently serving under employments agreements with Startech, as follows:

        Joseph Klimek agreement until the end of calendar year 2003 Kevin Black agreement until the end of calendar year 2003
        Robert DeRochie until the end of October 2003

        Northshore would require that at the time of closing of its equity investment, the existing employment agreements would be terminated and the senior executive offices would enter into consulting agreements with Startech, in a form that is satisfactory to Northshore.

5. Other Transactions; Authorization; Inconsistent Obligations. (a) Until the date that is four months from the date this letter is executed by both parties, Startech will not (and will not permit any person or entity which it controls to) (i) seek, entertain or negotiate any terms of a Strategic Transaction (as defined below) with any party other than Northshore, (ii) give any information concerning its business to any such party or (iii) enter into any agreement inconsistent with this letter of intent or a proposed transaction with Northshore. A "Strategic Transaction" means (i) any form of acquisition, direct or indirect, whether by purchase, merger, stock sale (primary or secondary) or any other structure, of any significant (5% or greater in the aggregate) portion of Startech's consolidated business or a significant (5% or greater in the aggregate) equity interest therein or (ii) any arrangement whereby effective operating control of Startech's consolidated business or a portion thereof is granted to another party. During such period, Startech will promptly notify Northshore of the content and identity of any proposal or communication it receives from any such person concerning any Strategic Transaction.

        (b) Startech is not a party to or bound by any agreement or stipulation which is or would be breached (or under which any other change in rights, interests or obligations would be triggered) by Startech's entry into this letter of intent or by consummation of a proposed agreement, or which requires or would require a consent of another party to such entry or consummation.

6. Expenses. Each party will bear its own expenses relating to a proposed transaction, including, without limitation, the fees and expenses of its counsel, accountants and consultants, whether or not a transaction is consummated; provided, however, that Northshore shall be entitled to receive reasonable fees and expenses incurred in connection with its efforts to consummate a transaction if a transaction is not consummated.

7. Binding and Non-Binding Provisions. Paragraphs 5 through 7 of this letter of intent are intended to be legally binding and the remainder of this letter of intent is not intended to be legally binding. Except for paragraphs 5 through 7, neither party will have any legal or enforceable obligations with respect to a transaction itself or any matter preliminary thereto, unless and until complete, written definitive agreements are negotiated, executed and delivered. This paragraph 7 states the entire understanding of the parties as to the legal status of this letter of intent, and can be modified or waived only by a further writing signed by both parties expressly modifying or waiving this paragraph 7.

If Startech agrees to each of the foregoing, please confirm by signing in the space provided below and returning a signed copy to me, via facsimile, overnight courier, etc.


                                            Very truly yours,

                                            NORTSHORE ASSET MANAGEMENT, LLC



                                            -------------------------------
                                            Robert Wildeman


cc:     The Board of Directors


AGREED TO AND ACCEPTED:

STARTECH ENVIRONMENTAL CORPORORATION


By:   ______________________________
      Name:
      Title: